UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2006

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  000-1460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor	10022
New York, New York 10022	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On September 21, 2006, Moscow CableCom Corp. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Renova Media Enterprises Ltd., a major shareholder of the Company, Firebird Fund, L.P., Firebird New Russia Fund, Ltd., Firebird Republics Fund, Ltd., Firebird Avrora Fund, Ltd. and Christian Eisenbeiss (collectively, the “Investors”).  Each of the Investors was also an investor in the Company’s May 2006 private placement.

Pursuant to the Subscription Agreement, the Company has agreed to issue and sell an aggregate of 2,341,760 units, each comprising one share of the Company’s common stock, $0.01 par value (the “Common Stock”), and one-half warrant.  Each whole warrant entitles the holder to acquire one share of Common Stock, at a purchase price of $11.004 per share until the second anniversary of the closing of the private placement.  The aggregate offering price for the securities issued and sold in the private placement is $21,620,799.  On the closing date of the private placement, the Company will enter into a warrant agreement and a registration rights agreement with each of the Investor.

Item 3.02.    Unregistered Sales of Equity Securities.

On September 21, 2006, the Company entered into  the Subscription Agreement, providing for the issuance and sale of  2,341,760 units at $9.2325 per unit, for an aggregate offering price of $21,620,799. Each unit is comprised of one share of Common Stock and one-half warrant. Each whole warrant entitles the holder to acquire one share of Common Stock at a purchase price of $11.004 per share until the second anniversary of the closing of the private placement . There were no underwriting discounts or commissions in this private placement.

The securities were offered and sold pursuant to the exemption from registration provided in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated under the Securities Act.  There were no more than 35 purchasers of the securities and each of the purchasers is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D, and is acquiring the securities for investment, for its own account, and not with a view to, or for sale in connection with, any distribution.

The Company expects that the private placement will close by September 29, 2006.

Item 7.01.     Other Events and Required Regulation FD Disclosure

On September 25, 2006, the Company issued a press release announcing the private placement of the 2,341,760 units discussed in Item 3.02.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

The following is furnished as an Exhibit to this report:

Exhibit No.

Description of Exhibit

99.1

Press Release dated September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Tate Fite

Name: Tate Fite
Title:  Chief Financial Officer

Date:  September 25, 2006

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